fundName	Issuer Name / Name of Security	CUSIP	Underwriter/ Seller Purchased From	Affiliated Underwriter	List the Underwriting Syndicate Members	Shares/ Par Value Purchased by Fund	Principal Amount Purchased by the Fund ($USD)	Principal Amount Purchased by Other	Aggregate Principal Amount of Offering	Purchase price (Local Currency)	Currency	Date Offering is Due to Commence	Trade Date	Price at Close (Local Currency)	Commission, Spread or Profit	Security Type
Variable Portfolio - J.P. Morgan Core Bond Fund	Mondelez International, Inc. (MDLZ 4.00% February 1, 2024)	609207AB	RBS Securities Inc.	JPMorgan Securities Inc.	Barclays; J.P. Morgan; RBS; Deutsche Bank Securities; HSBC; BNP Paribas; Credit Agricole CIB; Mitsubishi UFJ Securities; Mizuho Securities; Societe Generale; Wells Fargo Securities; Drexel Hamilton; Loop Capital Markets	75,000	$74,919	$36,366,682	$1,748,110,000	$99.892	USD	1/9/2014	1/9/2014	$99.892	0.45%	(i) Issued under 1933 Act

Variable Portfolio - J.P. Morgan Core Bond Fund	Wells Fargo & Company (WFC 3.00% January 22, 2021)	94974BFR	Wells Fargo Advisors	JPMorgan Securities Inc.	Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; J.P. Morgan Securities LLC; Morgan Stanley & Co. LLC; ANZ Securities, Inc. ; Barclays Capital Inc.; BB Securities Limited; BB&T capital Markets; Capital One Securities, Inc.; CastleOak Securities, L.P.; Deutsche Bank Securities Inc.; Drexel Hamilton, LLC; Fifth Third Securities, Inc.; HSBC Securities (USA) Inc.; Lebenthal & Co., LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; National Bank of Canada Financial Inc.; Santander Investment Securities Inc.; UBS Securities LLC; The Williams Capital Group, L.P.	3,910,000	$3,903,392	$19,921,276	$1,497,465,000	$99.831	USD	1/16/2014	1/16/2014	$99.831	0.40%	(i) Issued under 1933 Act

Variable Portfolio - J.P. Morgan Core Bond Fund	HCP, Inc.	40414LAK	Wells Fargo Advisors	JPMorgan Securities	Goldman, Sachs & Co., JPMorgan, Wells Fargo Securities, BNY Mellon Capital Markets, LLC, KeyBanc Capital Markets, PNC Capital Markets LLC, Scotiabank, SunTrust Robinson Humphrey, US Bancorp	81,000	$80,625	$7,483,192	$348,379,500	$99.537	USD	2/12/2014	2/12/2014	$99.537	0.65%	(i) Issued under 1933 Act

Variable Portfolio - J.P. Morgan Core Bond Fund	Fifth Third Bancorp.	316773CQ	Deutsche Bank Securities	JPMorgan Securities	Deutsche Bank Securities, Fifth Third Securities, JPMorgan	380,000	$379,464	$14,246,884	$499,295,000	$99.859	USD	2/25/2014	2/25/2014	$99.859	0.35%	(i) Issued under 1933 Act

Variable Portfolio - J.P. Morgan Core Bond Fund	Petrobras Global Finance B.V. (PETBRA 7.25% March 17, 2044)	71647NAK	HSBC Securities	JPMorgan Securities	Bank of China, BB Securities, Bradesco BBI, Citigroup, HSBC, J.P. Morgan, Banca IMI, Scotiabank	760,000	$753,662	$10,667,287	$991,660,000	$99.166	USD	3/10/2014	3/10/2014	$99.166	0.35%	(i) Issued under 1933 Act

Variable Portfolio - J.P. Morgan Core Bond Fund	Petrobras Global Finance B.V. (PETBRA 6.25% March 17, 2024)	71647NAM	Citigroup Global Markets	JPMorgan Securities	Bank of China, BB Securities, Bradesco BBI, Citigroup, HSBC, J.P. Morgan, Banca IMI, Scotiabank	1,868,000	$1,863,741	$58,217,000	$2,494,300,000	$99.772	USD	3/10/2014	3/10/2014	$99.772	0.30%	(i) Issued under 1933 Act

Variable Portfolio - J.P. Morgan Core Bond Fund	Capital One Financial	14040HBE	Wells Fargo	JPMorgan Securities	Credit Suisse; Goldman Sachs; JP Morgan; Wells Fargo; Blaylock Robert Van LLC; Lebenthal & Co; Mischler Financial Group; Sandler O’Neill & Partners	970,000	$969,273	$22,762,915	$749,437,500	$99.925	USD	4/21/2014	4/21/2014	$99.925	0.35%	(i) Issued under 1933 Act

Variable Portfolio - J.P. Morgan Core Bond Fund	CNOOC Finance	12591DAC	Citigroup Global Markets	JPMorgan Securities	BOCI Asia Ltd; Citigroup Global Markets; Credit Suisse; Deutsche Bank; Goldman Sachs; JP Morgan; Morgan Stanley;UBS AG	389,000	$387,308	$22,762,915	$2,240,212,500	$99.565	USD	4/23/2014	4/23/2014	$99.565	0.23%	(i) Issued under 1933 Act

Variable Portfolio - J.P. Morgan Core Bond Fund	South Carolina Electric & Gas Co.	837004CH	Wells Fargo	JPMorgan Securities	Credit Suisse, JP Morgan, TD Securities, Wells Fargo, US Bancorp, Drexel Hammilton, FTN Financial	130,000	$128,619	$5,328,801	$296,814,000	$98.938	USD	5/20/2014	5/20/2014	$98.938	0.88%	(i) Issued under 1933 Act

Variable Portfolio - J.P. Morgan Core Bond Fund	Sempra Energy (SRE 3.55% June 15, 2024)	816851AV	Deutsche Bank Securities	JPMorgan Securities	Deutsche Bank, JP Morgan, Wells Fargo, Goldman Sachs, Credit Suisse, US Bancorp	470,000	$468,628	$21,025,426	$498,540,000	$99.708	USD	6/10/2014	6/10/2014	$99.708	0.65%	(i) Issued under 1933 Act

Variable Portfolio - J.P. Morgan Core Bond Fund	New York Life Global Funding (NYLIFE 2.15% June 18, 2019 144A)	64952WBT	Credit Suisse Securities	JPMorgan Securities	Barclays Capital, Credit Suisse, JP Morgan, Apto Partners, Citigroup, Mischler Financial, Morgan Stanley, toussaint Capital Partners	1,573,000	$1,571,223	$49,053,507	$699,209,000	$99.887	USD	6/11/2014	6/11/2014	$99.887	0.24%	(v) Eligible Rule 144A

Variable Portfolio - Morgan Stanley Global Real Estate Fund	Industrial & Infrastructure Fund Investment Corporation	JP3046500009	SMBC Nikko Securities	Morgan Stanley	Nomura; SMBC Nikko; Morgan Stanley; Citigroup	13	$101,959	$2,768,587	$6,963,871,200	$803,400.000	JPY	1/27/2014	1/28/2014	$824,000.000	28,016 JPY/share	(iv) Eligible Foreign Offering

Variable Portfolio - Morgan Stanley Global Real Estate Fund	Japan Real Estate Investment Corp.	7T89522A0	SMBC Nikko	Mitsubishi UFJ Morgan Stanley Securities Co.	SMBC Nikko Securities; Mizuho Securities; Mitsubishi UFJ Morgan Stanley Securities; Nomura Securities Co; Daiwa Securities	136	$668,293	$22,466,426	$28,851,200,000	$501,760.000	JPY	4/8/2014	4/9/2014	$512,000.000	15,360 JPY/share	(iv) Eligible Foreign Offering

Variable Portfolio - Morgan Stanley Global Real Estate Fund	United Urban Investment Corp	8960 JP	SMBC Nikko SG / Daiwa Securities	Mitsubishi UFJ Morgan Stanley Securities Co.	SMBC Nikko Securities; Mizuho Securities; Mitsubishi UFJ Morgan Stanley Securities; Nomura Securities Co; Daiwa Securities Co., Tokai Tokyo Securities Co.	80	$125,296	$4,494,998	$19,251,120,000	$160,426.000	JPY	6/3/2014	6/4/2014	$163,700.000	4,911 JPY/share	(iv) Eligible Foreign Offering

Variable Portfolio - Partners Small Cap Growth Fund	Diamondback Energy	25278x109	Credit Suisse	Wells Fargo Securities	Credit Suisse, Capital One, Howard Weil, Iberia Capital, Johnson Rice & Co, KLR Group, Miller Tabak & Co, Northland Capital markets, Raymond James, Roth Capital, Simmons & Co, Sterne Agee & Leach, Suntrust Robinson Humphrey, Topeka Capital, Tudor Pickering Holt, Wells Fargo Securities, Underlich Securities	3,800	$238,146	$1,725,932	$1,888,010,000	$62.670	USD	2/21/2014	2/21/2014	$62.670	2.19345/share	(i) Issued under 1933 Act

Variable Portfolio - Partners Small Cap Growth Fund	Concert Pharmaceuticals Inc	206022105	UBS	Wells Fargo Securities	UBS, WFS, JPM Securities, Roth Capital Partners	6,707	$93,898	$2,006,102	$84,000,000	$14.000	USD	2/13/2014	2/13/2014	$14.000	0.98/share	(i) Issued under 1933 Act

Variable Portfolio - Partners Small Cap Growth Fund	Parsley Energy Inc	701877102	Credit Suisse	WFS	Credit Suisse; Goldman Sachs; JP Morgan; Wells Fargo; Morgan Stanley; Tudor Pickering; Global Hunter Secs; Macquarie Capital Partners; RBC Capital; Scotiabank; Simmons & Co; Stephens Inc;	4,417	$81,715	$7,318,286	$925,000,000	$18.500	USD	5/22/2014	5/23/2014	$22.100	1.02/share	(i) Issued under 1933 Act

Variable Portfolio - Partners Small Cap Growth Fund	IMPRIVATA INC	45323J103	JP Morgan	WFS	JPM; Piper Jaffrey; William Blair; Wells Fargo Secs; Stephens	44	$660	$14,340	$75,000,000	$15.000	USD	6/25/2014	6/25/2014	$16.250	1.05/share	(i) Issued under 1933 Act

Variable Portfolio - Wells Fargo US Short Duration Government Fund	BA Credit Card Trust	05522RCR7	Barclays	Wells Fargo Securities	BofA Merrill Lynch; Barclays; Mitsubishi UFJ Securities; RBS	22,112,000	$22,112,000	$102,888,000	$1,250,000,000	$100.000	USD	5/7/2014	5/7/2014	$100.000	0.23%	(i) Issued under 1933 Act

Variable Portfolio - Wells Fargo US Short Duration Government Fund	Royal Bank of Canada	78010UD38	RBC Capital Markets	Wells Fargo Securities	RBC Capital Markets, Morgan Stanley, Wells Fargo Securities, nab Securities, ANZ Securities, BB&T Capital Markets, Merrill Lynch, Pierce , Fenner & Smith, Standard Chartered Bank and SunTrust Robinson Humphrey	10,918,000	$10,918,000	$20,000,000	$400,000,000	$100.000	USD	6/10/2014	6/10/2014	$100.000	0.15%	(i) Issued under 1933 Act

In addition to the information above, the Fund’s Board of Trustees receives, pursuant to the Fund’s procedures adopted under Rule 10f-3, from representative(s) of the Fund’s adviser or, if the transaction is effected for a portion of the Fund managed by a subadviser, the Fund’s subadviser, a report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph (c)(1) through (c)(8) of Rule 10f-3.